SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 12, 2017 (September 8, 2017)

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35973 (Commission File Number)	46-1561499 (I.R.S. Employer Identification No.)

5610 Dry Creek Road, Healdsburg, CA 95448

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431-4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.	Entry into a Material Definitive Agreement

On September 8, 2017, H.D.D. LLC (the “LLC”), a subsidiary of Truett-Hurst, Inc. (together with the LLC, the “Company”) entered into the Modification Agreement, dated as of August 17, 2017 (the “Modification Agreement”), to the Loan and Security Agreement, dated as of July 6, 2015 (the “Credit Agreement”), with Bank of the West (the “Lender”). In connection with, and pursuant to the terms and conditions of the Modification Agreement, the LLC received an Accounts Receivable Line of Credit Note, dated as of August 17, 2017 (the “Note”), with an aggregate principal balance of $10 million from the Lender (the Credit Agreement as modified, the Note, and any and all other agreements, instruments and documents executed by the Company and/or the Lender related to the Credit Agreement or the Note, collectively, the “Loan Documents”). The Company intends to use the proceeds from the Note for general working capital purposes. All outstanding principal and interest under the Note is due on or before July 31, 2018. Amounts repaid by the Company to the Lender under the Note prior to July 31, 2018 may be reborrowed. The aggregate principal balance outstanding under the Note bears interest at 2.25% above the one-month LIBOR. The LLC has the option to fix portions of the aggregate principal balance outstanding, in minimum increments of $100,000, at 2.25% above the corresponding month’s LIBOR for periods of one to six months.

The Loan Documents contain usual and customary covenants, including, without limitation:

•	A limitation on incurring senior indebtedness;
•	A limitation on making loans and advances;
•	A limitation on investments, acquisitions, and capital expenditures; and
•	A limitation on liens, mergers and sales of assets.

In addition, the Loan Documents maintain a minimum current assets to current liabilities ratio covenant (measured quarterly) and a maximum debt to effective tangible net worth ratio (measured quarterly).

The LLC must achieve EBITDA of at least $357,000 for the fiscal quarter ending September 30, 2017, of at least $434,000 for the fiscal quarter ending December 31, 2017, of at least $289,000 for the fiscal quarter ending March 31, 2018, and at least $242,000 for the fiscal quarter ending June 30, 2018.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Modification Agreement and the Note, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Modification Agreement by and between H.D.D. LLC and Bank of the West, dated as of August 17, 2017.

10.2	Accounts Receivable Line of Credit Note, in the principal amount of $10,000,000, dated as of August 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By:	/s/ Phillip L. Hurst
Phillip L. Hurst
President and Chief Executive Officer

Date: September 12, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Modification Agreement by and between H.D.D. LLC and Bank of the West, dated as of August 17, 2017.

10.2	Accounts Receivable Line of Credit Note, in the principal amount of $10,000,000, dated as of August 17, 2017.